Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 17, 2014 with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2013 of Raptor Pharmaceutical Corp., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

San Francisco, California

August 14, 2014